EXHIBIT 10(ae)
                                                                  --------------





                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                      ROGER G. LITTLE, TRUSTEE OF SPI-TRUST
                                   AS LANDLORD

                                       AND

                                SPIRE CORPORATION
                                    AS TENANT

                         DATED: AS OF SEPTEMBER 1, 2008







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           THIS LEASE AGREEMENT (this "LEASE AGREEMENT") is hereby made and entered into as of this 1st day of September, 2008 (the "EFFECTIVE DATE"), by and between Roger G. Little, Trustee of SPI-TRUST, established under a declaration of trust dated October 30, 1996, a certified copy of which is recorded with the Hillsborough County Registry of Deeds at Book __________, Page __________, having a mailing address of One Patriots Park, Bedford, Massachusetts, 01730 (the "LANDLORD") and Spire Corporation, a Massachusetts corporation, with an address of One Patriots Park, Bedford, Massachusetts, 01730 (the "TENANT").

                              W I T N E S S E T H:

           WHEREAS, Tenant wishes to lease the Premises (as herein defined) from Landlord; and

           WHEREAS, Landlord wishes to lease the Premises to Tenant.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby enter into this Lease Agreement upon the terms and conditions set forth herein.


           1. LEASE OF PREMISES. Subject to all of the provisions herein contained, and in consideration of the rentals to be paid to Landlord by Tenant, and the other covenants and agreements to be kept and performed by Tenant hereunder, as hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the land situated in the Town of Hudson, Hillsborough County, New Hampshire commonly known and numbered as 25 Sagamore Park Road, as more particularly described on Exhibit A attached hereto and made a part hereof (the "LAND") and all improvements and fixtures located thereon, including without limitation, the two (2) buildings containing a total of approximately 90,000 square feet, one of which is presently vacant ("BUILDING #1") and the other is presently used in the Tenant's semiconductor operation ("BUILDING #2"; Building #1 and Building #2, together, the "BUILDINGS"), together with the benefit of all of the easements, covenants, conditions and restrictions benefiting the Land and Buildings, and the burden of all of the easements, covenants, conditions and restrictions burdening the Land and Buildings. The Land and Buildings are collectively referred to herein as the "PREMISES". Except for the performance of Landlord's Work (as defined in Section 6 below), Tenant acknowledges and agrees that the Premises are leased in "AS IS, WHERE IS" condition. Subject to applicable law, Tenant shall use the Premises only for general office, warehouse, research and development, light manufacturing and semiconductor processing (the "Permitted Uses") and for no other use or purpose. The square footage of the Buildings upon which the Rental is based shall be 90,000 square feet.

           2. TERM. The term of this Lease Agreement shall be for a period of seven (7) years, beginning on the Effective Date (the "COMMENCEMENT DATE") and, unless terminated as herein provided, continuing until expiration on the 31st day of August, 2015 (the "TERM EXPIRATION DATE"). Tenant shall have the right to extend the Term for one (1) additional period of five (5) years as set forth in
Section 20 herein.

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           3. RENT. For the use and occupancy of the Premises Tenant hereby covenants and agrees to pay to or for the account of Landlord as rental ("RENTAL"), without demand, deduction or offset, the following amounts:

           (a) An annual fixed rental due and payable in advance in monthly installments as provided below ("BASE RENTAL") to Landlord, c/o Blouin & Company Inc., University Office Park, 51 Sawyer Road, Suite 310, Waltham, Massachusetts 02453, on the first day of each and every calendar month during the Term (a prorated and proportional rent shall be due for any periods of less than a calendar month at the commencement and expiration of the Term), all without set off or deduction:

           ---------- -------------------------- ---------------- --------------
           Lease      Annual Base Rental Rate    Annual Base      Monthly Base
           Year:      (per square foot)          Rental:          Rental:
           ---------- -------------------------- ---------------- --------------
           1          $12.50                     $1,125,000.00    $93,750.00
           ---------- -------------------------- ---------------- --------------
           2          $13.25                     $1,192,500.00    $99,375.00
           ---------- -------------------------- ---------------- --------------
           3          $14.00                     $1,260,000.00    $105,000.00
           ---------- -------------------------- ---------------- --------------
           4          $14.75                     $1,327,500.00    $110,625.00
           ---------- -------------------------- ---------------- --------------
           5          $15.50                     $1,395,000.00    $116,250.00
           ---------- -------------------------- ---------------- --------------
           6          $16.25                     $1,462,500.00    $121,875.00
           ---------- -------------------------- ---------------- --------------
           7          $17.00                     $1,530,000.00    $127,500.00
           ---------- -------------------------- ---------------- --------------

           (b) All real estate taxes, or taxes in the nature of real estate taxes, or taxes assessed in lieu of or in addition thereto (except income taxes of general application, inheritance, estate or like taxes) including special and general assessments, however the same may be designated, levied or to be levied by any taxing authority upon the Premises ("REAL ESTATE TAXES") throughout the entire Term. Real Estate Taxes shall be paid by Tenant directly to such taxing authority upon receipt of the tax bill but in no event later than fifteen (15) days prior to the last date upon which such taxes may be paid without interest or penalty. If the first or last year of the Term shall not be co-extensive with the tax year the amount of taxes payable by Tenant hereunder for such years shall be prorated in proportion to the period of effectiveness of the Lease Agreement during such years. Tax receipts shall be furnished to Landlord by Tenant from time to time upon request to show Tenant's compliance herewith on a current basis. If requested by any first mortgagee of the Land, Tenant agrees to instead make monthly deposits to such mortgagee on account of such taxes in an amount reasonably estimated to be sufficient to pay such taxes when they become due, provided that such deposits are maintained in a separate account and any interest payable with respect thereto shall be payable to Tenant.

           (c) All utilities, including, without limitation, costs of electricity, gas, fuel, water and sewage services assessed against the Premises ("UTILITY COSTS").

           (d) All other costs and expenses of every kind with respect to (i) operation, maintenance, repair and replacement of the Premises (excluding Direct Landlord Costs (as defined in Section 6(b) below)) ("OPERATIONS COSTS") and (ii) insurance of the Premises ("INSURANCE COSTS").

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           (e) Notwithstanding Tenant's obligations to pay Real Estate Taxes (as defined in Section 3(b) above), Utility Costs (as defined in Section 3(c) above), Operations Costs (as defined in Section 3(d) above) and Insurance Costs (as defined in Section 3(d) above) as set forth in this Section 3, Landlord shall be solely responsible for the payment any Direct Landlord Costs (as defined in Section 6(b) below) and the performance of any obligation associated with such costs.

           4. NET LEASE. It is the intention of the parties hereto that this is a net lease and that all costs of ownership, maintenance, repair, replacement and use of the Premises shall be paid by Tenant in addition to the fixed rent specified above and other sums payable by Tenant hereunder (each of which shall be treated as Rental, for non-payment of which Landlord shall have all rights which Landlord would have for non-payment of fixed rent hereunder), provided, however, that Landlord shall be responsible for maintenance and repair of structural portions of the Buildings in accordance with Section 6(b) hereof. Tenant shall pay to or on behalf of Landlord, through the term of this Lease Agreement, the rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off, and Landlord shall not be required to make any payment of any kind whatsoever hereunder (whether due to circumstances now existing or beyond present contemplation of the parties), except as herein otherwise set forth. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements; that the Rental payable by Tenant to, or on behalf of, Landlord shall continue to be payable in all events except as expressly provided hereunder; and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been abated pursuant to an express provision of this Lease. Tenant waives all rights (i) to any abatement, suspension, deferment, reduction, or deduction of or from the Rental or (ii) to quit, terminate, or surrender this Lease or the Premises or any part thereof, except as expressly provided herein. The rights of the parties in the event of a casualty to the Premises shall be governed by
Section 13 hereto.

           5. Tenant Covenants. Tenant further covenants and agrees as follows:

           (a) Except as set forth in Section 6(b) below, to maintain the Premises including, without limitation, the doors and windows thereof in good repair, condition and order in accordance with good maintenance practices; and to yield peaceable possession to Landlord of the Premises at termination or expiration of this Lease Agreement free of all tenants and occupants in as good repair and condition as at occupancy by Tenant or may be put thereafter except for ordinary wear and tear.

           (b) To comply fully with any applicable statutes, ordinances, and lawful regulations, rules or orders which are now or hereafter in effect pertaining to the Premises, including, without limitation, the Americans with Disabilities Act, and to the activities conducted thereon, to comply with all applicable rules or conditions reasonably imposed with respect to the Premises by any insurance carrier, and to prevent the existence of any nuisance, or the violation of any statute, ordinance or valid rule, order or regulation with respect thereto and to save Landlord harmless from any failure to do so.

           (c) To keep the Premises and improvements thereto and property of Tenant therein

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insured to the extent of replacement value, against loss or damage by fire, windstorm, hail, explosion and the other risks included in Causes of Loss - Special Form property insurance policies from time to time, subject, however to a "deductible" clause in the maximum amount of $50,000 or such other amount as Tenant shall reasonably request and Landlord shall approve, which approval shall not be unreasonably withheld or delayed; all of such policies shall name as insured Landlord, any first mortgagee to the Premises and Tenant, as their respective interests may appear and shall provide that they may not be cancelled without at least fifteen (15) days' prior written notice to Landlord. Tenant agrees to furnish Landlord with a certificate by the insurer as to the existence thereof, together with a copy of such policy. Tenant may procure such insurance under a so-called blanket policy insuring other locations of the Tenant, provided however, that such policy shall provide on its face that such portion of the face amount as is required by this Lease Agreement is payable with respect to covered loss relating to the Premises and is not affected by losses on other premises.

           (d) To the fullest extent permitted by law, to indemnify Landlord fully against and to save Landlord harmless from loss, liability, costs, expense, attorney's fees and court costs, arising directly or indirectly from any claim or lawsuit by any person, firm, corporation, association or governmental agency or authority whomsoever, including (but not limited to) Tenant's officers, agents, contractors, employees or invitees, for damages asserted or sustained to person or property by reason of any activity conducted by Tenant upon the Premises, or of any breach by Tenant, its officers, agents, employees, or invitees of the terms, provisions and conditions of this Lease Agreement, or occurring upon the Premises, regardless of the merit or lack of merit of any such claim or lawsuit, of the fault or lack of fault on the part of Landlord and regardless of the amount of insurance carried; and further, to procure and keep in force, at Tenant's sole expense, public liability insurance written on an occurrence basis covering the Premises, with combined single limits of at least $5,000,000.00 per occurrence, and $5,000,000.00 annual aggregate, and of $l,250,000.00 for property damage naming Landlord and any mortgagee of the Premises as additional insureds, provided that if greater coverage limits are normally carried under similar circumstances, Tenant agrees to increase such coverage limits appropriately.

           (e) To use its best efforts to prevent the filing or imposition of any lien of any kind whatsoever upon or against the Premises based upon or arising out of Tenant's actions, except by Landlord or with Landlord's prior written consent and in the event of the filing or imposition of any such lien, to discharge same or to obtain a surety bond sufficient to discharge same within 30 days following the date of any such filing or imposition.

           (f) To permit Landlord to enter the Premises during normal business hours, subject to Tenant's reasonable security and confidentiality requirements, where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business, and at any time in case of emergency, to examine, inspect, or make repairs, replacements, changes or alterations as set out in this Lease Agreement, and to take such steps as Landlord may reasonably deem necessary for the safety, improvement or preservation of the Premises. Landlord shall give reasonable notice to Tenant prior to any such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rental.

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           (g) In the event that Tenant shall fail to perform any act required by the foregoing covenants and such failure shall continue for a period of 30 days after notice thereof from Landlord, Landlord may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligations with respect thereto. Landlord shall be entitled to recover from Tenant all sums paid or costs incurred in performing such acts on demand.

           (h) To perform all maintenance, repairs and replacements necessary to keep in good condition and working order (a) the heating, ventilating, air conditioning, plumbing, security, electrical, life safety and all other mechanical systems and equipment serving the Premises, (b) the trees, shrubs, plants, landscaping, on or otherwise serving the Premises , and (c) the parking lot, driveways and walkways on the Premises.

           (i) To perform all clearance and removal of snow and ice from the parking areas, driveways and walkways of the Premises for safe use of such parking areas and safe access to the Premises by Tenant and its employees, agents, contractors and invitees.

           6. LANDLORD'S COVENANTS. (a) Landlord hereby represents, warrants, covenants and agrees as follows that Landlord has good and marketable title to the Land and the Premises, and Landlord has full right and authority to lease the Premises and to carry out its obligation under this Lease Agreement.

           (b) Landlord agrees to maintain all structural portions of the Buildings including the foundation, roof, exterior walls, structural members and other supporting structures, in good repair, condition and order; provided, however, that Landlord's responsibility for repair and maintenance of the roof shall exclude responsibility for repair of (i) leaks occurring by reason of roof penetrating structures installed or constructed by Tenant, or (ii) any repairs required by reason of the negligence or default of Tenant, its officers, agents, employees, and invitees except to the extent that Landlord shall be insured against the same and receive the proceeds of such insurance and Landlord's mortgagees shall not retain the proceeds of such insurance. In addition, no later than February 28, 2009 (unless consented to by Tenant, which consent may be granted or withheld in its sole discretion), but subject to extension for any delay caused by Tenant, Landlord, at its sole expense, shall perform the work describe on Exhibit B attached hereto (the "Landlord's Work"). Except as expressly stated, any costs incurred by Landlord in performing the foregoing obligations shall be deemed a "DIRECT LANDLORD COST". Any exclusions from Landlord's maintenance obligation above shall be Tenant's responsibility. Landlord is not obligated to provide or perform any service, maintenance, repair, or replacement with respect to the Premises except as set forth in this
Section 6(b). In performance of its obligations set forth in this Section 6(b), Landlord shall use commercially reasonable efforts to perform such work in a manner and at such times as shall minimize disruption of Tenant's business operations in the Premises.

           (c) To give Tenant prompt notice of the name and mailing address of any mortgagee or holder of a first mortgage lien with respect to the Premises and of any change therein.

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           7. SUBLETTING. Subject to all of the provisions of this Lease
Agreement, Tenant shall not sublet, license, or permit the use or occupancy of, all or any portion of the Premises without the prior written consent of the Landlord, which consent, shall not be unreasonably withheld, conditioned or delayed. Tenant shall have no right to assign this Lease Agreement nor any of its rights hereunder, nor may same be assigned or pass to another by operation of law, and any attempt to so assign, without the express prior consent of Landlord, shall be utterly void. If Tenant desires to effectuate a sublease, Tenant shall deliver a notice to Landlord, which shall include (i) the commencement date and termination date of such sublease and the rent per square foot, (ii) a true and complete statement reasonably detailing the identity of the proposed sublessee, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the sublessee, including its most recent financial statements, and (iv) the form of agreement by which the sublease will be effected. Landlord shall be entitled to fifty percent (50%) of any consideration payable under the sublease which exceeds the Base Rental (pro rated on a per square foot basis for the portion of the Premises subject to such sublease) accruing hereunder during the term of the sublease after first deducting the monthly amortized costs incurred by Tenant to prepare the subleased premises for occupancy by such subtenant and the amount of the reasonable out-of-pocket brokerage and attorneys' fees incurred by Tenant in connection with such sublease. The sums payable under this Section shall be paid by Tenant to Landlord monthly as and when paid from the subtenant to Tenant. The obligation to obtain Landlord's prior consent and Landlord's right to share in profit shall not apply to (i) transactions with a business entity, into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, so long as (A) such transfer was made for a legitimate independent business purpose and not primarily for the purpose of transferring this Lease; (B) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer; and (C) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Landlord's consent to any sublease shall not relieve Tenant from the obligation to obtain Landlord's consent to any further sublease. Notwithstanding any sublease or assignment, Tenant shall remain fully liable for the payment of all Rental and for the performance of all the terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any sublessee or assignee shall be deemed to be a default under this Lease by Tenant.

           8. SIGNS. Tenant shall be entitled to erect reasonable ground and building signs, subject to approval of Landlord, which shall not be unreasonably withheld, provided, however, Tenant's signs that are presently existing and/or installed on the Premises are hereby deemed approved by Landlord. All signs installed by Tenant shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless from injury to person or property, arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

           9. ALTERATIONS AND IMPROVEMENTS BY TENANT. (a) Tenant shall have the right during

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the continuance of this Lease Agreement to make such non-structural alterations, changes and improvements to the Premises as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Premises. Tenant shall not make any structural change in the Premises, alterations or additions to the exterior of the Premises (unless such alterations or additions are cosmetic in nature), or penetrations of the roof (except in connection with the re-installation of Tenant's equipment pursuant to Exhibit B hereof ), without first having obtained Landlord's written consent thereto, which consent may be withheld in Landlord's sole discretion. Without limitation, Landlord may condition any such consent by reserving the right to require the Premises to be restored to the same condition they were in prior to the making of any such structural or exterior change. Tenant shall pay all costs and expenses of such alterations, changes, and improvements, shall make the same in a good and workmanlike manner, and in accordance with all applicable laws, codes, and building regulations, and shall, prior to the making of such alterations, changes, and improvements, assure Landlord, in form satisfactory to Landlord, that payment for the same will be made by Tenant. Tenant hereby completely and fully indemnifies Landlord against any Mechanic's Liens or other liens or claims in connection with the making of such alterations, changes, and improvements.
Any liens arising out of such alterations, changes, and improvements shall be discharged of record by Tenant within thirty (30) days after the same have been filed, Tenant shall pay any and all taxes relating to its personal property, business, or improvements and alterations constructed as provided in this
Section 9. Upon completion of any non-cosmetic alterations, Tenant shall provide Landlord an "As Built" plan of the Premises showing such alterations in reasonable detail. With respect to any non-cosmetic alteration, change or improvement performed by Tenant after the date hereof, Tenant will restore the Premises to the condition which existed prior to the making of alterations, changes or improvements, at the expiration or earlier termination of the Term, unless Landlord has failed to request such restoration at the time Landlord's consent is granted, if such consent is required, or by notice to Tenant that Landlord shall waive its rights to require such restoration, in which event Tenant shall have no obligation to restore the Premises. Such waiver by Landlord may be in whole or in part, and if in part, subject to the preceding sentence, Tenant shall restore to the extent such obligation is not waived by Landlord.
Any cabling or wiring installed in the Premises shall be removed by Tenant at the end of the Term if and to the extent so requested by Landlord.

           (b) Except as otherwise provided, all signs, furnishings, trade fixtures and other removable equipment installed in the Premises by Tenant (whether before or during the Term) and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease Agreement provided that if any of the same are affixed to the Premises, Tenant shall immediately repair any damage caused by such removal.

           10. WAIVER OF CLAIMS AND WAIVER OF SUBROGATION. Tenant hereby releases Landlord from any and all liability or responsibility to the Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or required to be insured against in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the Landlord, or anyone for whom Landlord may be responsible. Tenant shall insure that its insurance policy contains a waiver of subrogation for the benefit of Landlord.

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           11. SUBORDINATION. (a) Subject to Section 11(b) hereof, this Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a "MORTGAGE", and the holder thereof from time to time the "HOLDER") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. At the request of the Holder or any other party who shall succeed to the interest of Landlord (such Holder or other party, a "SUCCESSOR"), subject to Section 11(b) hereof, Tenant shall attorn to the Successor. Not more than fifteen (15) days after receipt of a written request from Landlord or a Holder, Tenant agrees to execute such instruments as may be required by any such Holder in order to effectuate such subordination and such certificates as to the status of this Lease Agreement and other matters as such Holders shall reasonably require. Tenant shall be bound by and observe all conditions of said Mortgage which shall require the giving of reports and copies of notices to any such Holders, as well as those which afford such Holders the opportunity to cure any default of Landlord hereunder and, subject to paragraph
(b) below, to take possession of the Premises without liability for any default of the Landlord occurring prior thereto or which cannot reasonably be cured by such Holder not be subject to any offset or defenses on account thereof nor bound by any prepayment of rent beyond the then current period.

           (b) Notwithstanding the foregoing, the provisions of Section 11(a) above are conditioned upon, Landlord procuring from any such Holder an agreement-in-writing, in a form reasonably acceptable to Tenant, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease Agreement, Tenant's tenancy will not be disturbed nor this Lease Agreement affected by any default under such Mortgage, and Tenant agrees that this Lease Agreement shall remain in full force and effect even though default in the Mortgage may occur.

           (c) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a Mortgage on the Premises, Tenant agrees:

           (i) That the execution thereof by Landlord, and the acceptance thereof by the Holder of such Mortgage shall never be treated as an assumption by such Holder of any of the obligations of Landlord hereunder, unless such Holder shall, by notice sent to Tenant, specifically otherwise elect or upon foreclosure, Holder has taken possession of the Premises; and

           (ii) That, except as aforesaid, such Holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such Holder's Mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

           12. LIMITATION OF LANDLORD LIABILITY. (a) If Landlord shall fail to perform any covenant, term or condition of this Lease Agreement upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the interest of Landlord in the Premises and the Premises or insurance proceeds therefrom and Landlord shall not be liable for any deficiency. It is

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understood and agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Premises as herein before expressly provided. Upon receipt of notice to do so from any first mortgagee of the Premises, Tenant agrees to give written notice to such mortgagee in the event of any default hereunder by Landlord. Nothing herein contained shall be deemed to in any way limit or restrict Tenant's right to obtain specific performance or other injunctive or equitable relief with respect to the performance by Landlord of its covenants herein.

           (b) To the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for any claim for damage to person or property, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in, about, or upon the Premises unless due to the fault or negligence of Landlord, and Landlord's failure to make such repairs as it is obligated to make within a reasonable period after notice from Tenant of the need for such repairs. Said waiver shall include claims for unforeseen acts or events resulting in damage or injury to person or property sustained by Tenant or any person claiming through Tenant.

           (c) The sale, conveyance or assignment of the Premises shall operate to release Landlord from liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Lease Agreement, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall with respect to claims arising thereafter look solely to Landlord's successor in interest in and to this Lease Agreement. This Lease Agreement shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder.

           (d) Landlord shall not be deemed to be in default of its obligations under this Lease Agreement unless Landlord or any mortgagee of which Tenant has been given notice pursuant to Section 6(c) shall have received notice thereof and such default shall continue uncured for a period of thirty (30) days following receipt of such notice. No performance by any such mortgagee of Landlord's obligations or exercise of its rights, undertaken in a commercially reasonable manner, shall subject such mortgagee to any liability under this Lease Agreement. Landlord and Tenant agree that the covenants to be performed by each are independent and Tenant shall have no right to offset against Rental (except as expressly permitted hereunder) or terminate this Lease in the event of Landlord's failure to perform any of its obligations hereunder.

           13. CASUALTY TO PREMISES. (a) If, during the term hereof, the Premises shall be destroyed or damaged by fire or other casualty, in whole or in part, Tenant shall not be entitled to surrender possession of the Premises nor shall Tenant's liability to pay rent under this Lease Agreement cease and Tenant shall restore the Premises to substantially the same condition as existed before such destruction or damage with all reasonable speed. If required by Landlord's mortgagee, all insurance proceeds shall be delivered by Tenant to Landlord's mortgagee and Landlord's mortgagee shall make monthly disbursements of the same during the course of reconstruction subject to Tenant's compliance with such reasonable construction disbursement conditions as Landlord's mortgagee require. Tenant shall be required to fund any restoration costs to the extent insurance proceeds are not sufficient to fund the restoration of the Premises.

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If Landlord's mortgagee shall refuse to release insurance proceeds to Tenant,
Tenant shall have the right to terminate this Lease, which election must be exercised by Tenant within thirty (30) days after the date of notice from Tenant to Landlord that the insurance proceeds will not be released by Landlord's mortgagee.

           (b) If Landlord desires to perform the restoration related to such destruction or damage, Landlord shall notify Tenant within sixty (60) days after the happening of such destruction or damage. If Landlord shall so elect to perform the repairs, Tenant shall deliver all insurance proceeds to Landlord and Landlord shall restore the Premises to substantially the same condition as existed prior to the destruction or damage, subject to legal requirements. If the insurance proceeds delivered to Landlord by Tenant are insufficient to fund the restoration of the Premises, Tenant shall fund any projected shortfall, as the same may be revised from time to time, within ten (10) days of request of Landlord. If Landlord's mortgagee shall refuse to release insurance proceeds to Landlord or shall require the same to be applied to the debt secured by the mortgage, Landlord shall notify Tenant and Tenant shall have the right to terminate this Lease, which election must be exercised by Tenant within thirty
(30) days after the date of notice from Landlord that the insurance proceeds will not be released by its mortgagee.

           (c) Reconstruction shall be at least equal in quality to the original construction of the Premises and shall, to the extent practical, be wholly consistent in design and materials therewith. It shall be undertaken only in full compliance with law after all permits and approvals have been obtained. It shall be further undertaken only after plans and specifications therefor have been approved by Landlord, which approval shall not be unreasonably withheld or delayed.

           (d) Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from any such destruction or damage. Landlord shall in no event be liable for any such injury or interference resulting from the making of any repairs to the Premises undertaken by Landlord in good faith.

           14. CONDEMNATION.

           (a) In the event that the entire Premises shall be taken by condemnation or right of eminent domain, this Lease Agreement shall terminate as of the day possession shall be taken by the taking authority, and Landlord and Tenant shall be released from any further liability hereunder thereafter accruing.

           (b) In the event that only a portion of the Premises shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Lease Agreement, the Tenant may, at its option, elect to terminate this Lease Agreement effective as of the day possession shall be taken, provided thirty (30) days notice of such termination is given. If, in such case, this Lease Agreement is not terminated, Landlord may, at its option restore the Premises with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after the work of restoration, Tenant is deprived of the use of all or a part of the Premises, an appropriate reduction of Rental, depending upon the time during which and the portion of said Premises of which Tenant is so deprived, shall be granted. In the event Landlord elects not to so restore the

Premises, then Tenant may at its option: (i) terminate this Lease Agreement and any further liability hereunder; or (ii) continue this Lease Agreement with the Rental adjusted to appropriately reflect the diminution in value of the Premises effected by such taking, effective as of the date thereof. If Tenant elects to continue this Lease Agreement then Tenant may, at its own cost and expense, so restore the Premises.

           (c) All damages awarded in connection with the taking of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall belong to the Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a separate claim for damage to merchandise and moveable trade fixtures, and removal, reinstallation, and moving expenses, provided it does not reduce the award payable to Landlord.

           15. DEFAULT. If: (i) there shall be a default in payment of any Rental which shall continue for a period of ten (10) days following receipt by Tenant of notice thereof from Landlord; or (ii) there shall be a default in any other of Tenant's obligations hereunder or if the Premises be abandoned or vacated by Tenant; and if such default or condition shall continue for a period of thirty (30) days following receipt by Tenant of notice from Landlord to make good such default or correct such condition; or (iii) any proceedings under the present or any future Bankruptcy Act be instituted by or against Tenant, or any receiver or trustee be appointed for or ordered to dispose of Tenant's business or property, or if Tenant makes any assignment or conveyance for benefit of creditors and if any such proceeding instituted against Tenant shall not be dismissed within 20 days following the date of such institution; then, in such event Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises in the name of the whole and repossess the same as of its former estate and expel Tenant and all those claiming by, through or under it, and remove their goods and effects and store the same on behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other default hereunder and upon entry as aforesaid this Lease Agreement shall be terminated. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Section. In case of such termination, Landlord shall become entitled to receive from Tenant, and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of the Premises for the remainder of the term. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of rent, other payments and damages, however caused, which it may incur by reason of such termination during the remainder of the term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting, such as legal expenses, brokerage, expenses for keeping the Premises in good order and for preparing the same for reletting and expenses and/or decorations in the Premises as way be necessary for the purpose of reletting. Landlord shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant, and any and all other parties who may be liable. All such remedies shall be cumulative. Provided, however, if any such default be under clause (ii) above and it would take more than thirty (30) days to cure the same, Landlord shall not forfeit the lease created hereby, enter upon the Premises or exercise any of the other remedies herein provided for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

           16. QUIET ENJOYMENT. The Landlord covenants and agrees with Tenant that as long as the Tenant keeps and performs all of the covenants and conditions to be performed by Tenant hereunder, during the term of this Lease Agreement Tenant shall have quiet and undisturbed and continued possession of the Premises, free from any claims against the Landlord and all persons claiming under, by or through the Landlord.

           17. ARBITRATION. If any controversy shall arise relating to the provisions of this Lease Agreement or the tenancy or other rights created hereby (other than with respect to the lack of payment of Rental), and such dispute shall not be resolved by the parties within fifteen (15) days after either party shall notify the other in writing of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration. Such arbitration shall be conducted at Boston, Massachusetts, under the rules then obtaining of the American Arbitration Association. There shall be a board of three arbitrators, one appointed by the Landlord, one appointed by Tenant and a third selected by the two so named. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Lease Agreement. The award of the arbitrators shall be final and binding and conclusive on the parties, provided, however, that nothing herein contained shall limit Tenant's right to exercise the rights referred to in the last sentence of Section 12(a) hereof.

           18. GENERAL PROVISIONS. (a) Words of any gender used herein shall be construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires, (b) the terms and provisions of this Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives; (c) the headings used herein are for reference purposes only and do not affect the meaning or construction hereof;
(d) this Lease Agreement may not be altered or amended and no waiver of any of the provisions hereof shall be effective except by an instrument in writing signed by both parties hereto; (e) all notices, consents, waivers or demands hereunder shall be in writing and shall be delivered or mailed by a nationally recognized overnight mail courier, Registered or Certified mail, postage paid, to the party to whom given at the address set forth above or at such other address as such party may specify in accordance with this clause; (f) if any provision of this Lease Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Lease Agreement shall not in any way be affected or impaired thereby; (g) this Lease Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire; (h) each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease Agreement and agrees to indemnify and hold the other harmless from and against any claims, liabilities or losses (including attorney's fees) arising out of a breach of this warranty; (i) Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge for which it is responsible under this Lease Agreement provided that no contest by Tenant may be undertaken unless tenant shall, upon Landlord's request, deposit with Landlord adequate and sufficient security against any loss or damage which may ensue or involve the reasonable possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest; (j) in any case where either party hereto is required to do any act, other than the making of any payment of Rental, the time for performance thereof shall, be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, to the extent that the performance of such obligation was actually prevented thereby; and (k) This instrument constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes all prior negotiations, contracts or understandings; Tenant acknowledges that except for the provisions of Section 6 hereof, it has not been induced to enter into this Lease Agreement based on any representations made by Landlord.

           19. DIRECT LANDLORD COSTS AND EXCLUSIONS. (a) Except for Direct Landlord Costs (as defined in Section 6(b)), all expenses and costs incurred by Tenant in performing its obligations under this Lease Agreement shall remain the expense of Tenant, including, without limitation, all expenses and costs related to the maintenance, repair and replacement of the Premises and the systems and services exclusively serving the same.

           20. EXTENSION OF TERM. (a) Tenant shall have the right to extend the Term hereof (the "Extension Option") upon all of the same terms, conditions, covenants and agreements herein contained (except that Base Rental for the first year of such extended period shall be the greater of (a) the Base Rental in effect immediately prior to such extended period or (b) the Fair Market Rent, which shall be determined in accordance with the procedure set forth below and thereafter shall be adjusted in accordance with the provisions set forth below), for one (1) additional period of five (5) years (such period, the "Extended Term") provided that Tenant is not in default beyond any applicable notice and cure periods at either the time of delivery of the Exercise Notice or at the commencement of the Extended Term. If Tenant desires to exercise the Extension Option, Tenant shall give notice (the "Exercise Notice") to Landlord not later than twelve (12) months prior to the Term Expiration Date. Upon the giving of notice by Tenant to Landlord exercising Tenant's Extension Option and provided the conditions as to no default beyond applicable notice and cure periods by Tenant are satisfied, the Term in accordance with the provisions of this Section shall be extended for the Extended Term without the necessity of the execution of any additional documents; and in such event all references herein to the Term shall be construed as referring to the Term, as so extended, unless the context clearly requires otherwise. In the event that Fair Market Rent has not been determined by the commencement of the Extended Term, Base Rental for the first year of such Extended Term shall be the Base Rental in effect immediately preceding the Extended Term, and shall be retroactively adjusted upon the final determination of Fair Market Rent, if applicable. For purposes of this Lease, the term "Fair Market Rent" shall mean the Base Rental on the date on which the Base Rental will become effective for the Extension Option that is being negotiated in so-called "triple net" leases or is reflected in triple net leases which have been recently executed, in arm's length transactions between other landlord and tenants, each acting in its own best interest and without duress, for comparable space and for a comparable term located in the Hudson, New Hampshire area, with such adjustment as is necessary in order to reflect the business terms and obligations of the parties as are set forth in this Lease.

           (b) If Tenant properly exercises the Extension Option, the Base Rental for the first year of the Extended Term shall be determined in the following manner. The Base Rent for the first year of the Extended Term shall be the greater of (a) the Base Rent in effect immediately prior to the Extended Term or (b) an amount equal to the Fair Market Rent for the Premises as of the commencement of the Extended Term, as specified by Landlord by notice to Tenant not less than ninety (90) days prior to commencement of the Extended Term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the Fair Market Rent specified by Landlord exceeds the actual Fair Market Rent for the Premises as of commencement of the Extended Term, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the Fair Market Rent for the Premises for the Extended Term shall be final and binding upon the parties. If the parties are unable to agree upon the Fair Market Rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Base Rent as of commencement of the Extended Term for the first year of such Extended Term shall be determined as follows:

                               (1) Within thirty (30) days after receipt of Landlord's notice specifying Fair Market Rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Rent for the Premises for a term equal to the Extended Term from a broker ("Tenant's Broker") licensed in the State of New Hampshire for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Base Rent for the first year of the Extended Term shall be the greater of (a) the Base Rental in effect immediately preceding the Extended Term or
           (b) an amount equal to of the amount determined by Tenant's Broker.

                               (2) If Landlord does not accept such
           determination, within fifteen (15) days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's Broker") licensed in the State of New Hampshire for at least the immediately preceding five (5) years. Landlord's Broker and Tenant's Broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's Broker. Each of said three brokers shall each independently determine the Fair Market Rent for the Premises as of the commencement of the Extended Term for a term equal to the Extended Term of the Lease within 15 days after the appointment of the third broker. The Base Rent payable by Tenant effective as of the commencement of the first year of the Extended Term shall be an amount equal to the greater of (a) the Base Rental in effect immediately preceding the Extended Term or (b) the average of the two closest determinations, and such determination shall be binding on Landlord and Tenant.

                               (3) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

           (c) On September 1 of each succeeding year after the first year of the Extended Term, the Annual Base Rental shall be increased by $67,500.00 (90,000 square feet x $0.75 per square foot).

           21. HOLD OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Basic Rental calculated (on a daily basis) at the rental rate payable under the terms of this Lease immediately prior to the expiration of the Term or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

           22. LATE PAYMENT OF RENTAL. If Landlord shall not have received any payment or installment of Rental (the "OUTSTANDING AMOUNT") on or before the date on which the same first becomes payable under this Lease (the "DUE DATE"), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from five days after the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Rental and shall be paid by Tenant to Landlord upon demand.

           23. TENANT'S ENVIRONMENTAL COVENANTS. Tenant hereby covenants and agrees with Landlord that until the expiration of the Term and for such further time as Tenant, or any other person or persons claiming through or under Tenant shall hold the Premises or any part thereof, Tenant shall:

           (a) comply, and cause all other persons on or occupying the Premises to comply, with all statutes, codes, ordinances and regulations applicable to gasoline, petroleum, asbestos containing materials, explosives, radioactive materials, microbial matter, biological toxins, mycotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any legal requirement, including:
(i) any "hazardous substance" defined as such in (or for purposes of) the (A) Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss. 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" legal requirement, or (B) Chapter 146-C, Section 1 of the State of New Hampshire Revised Statutes; (ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. ss. 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other legal requirement or other past or present requirement of any governmental agency (or instrumentality thereof) (collectively, "HAZARDOUS MATERIAL");

           (b) not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, manufacture, storage, treatment, release or disposal of, Hazardous Material on, under or about the Premises except in compliance with all applicable statutes, codes, ordinances and regulations;

           (c) immediately advise Landlord in writing of the release of any Hazardous Material on, under or about the Premises, and provide Landlord with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the environmental condition of the Premises immediately upon receipt of such materials;

           (d) not create, or permit to continue in existence, any lien upon the Premises imposed pursuant to any legal requirement relating to Hazardous Material used, generated, released or disposed of by Tenant; and

           (e) defend, indemnify and hold harmless Landlord and any Holder from and against any and all claims, losses, and liabilities arising out of Tenant's breach of, or failure to comply with, any of the foregoing provisions.

           24. TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Premises, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

           25. SECURITY DEPOSIT. To secure Tenant's obligations under this lease, a cash security deposit in the amount of $300,000.00 (the "SECURITY DEPOSIT") shall be deposited with Landlord upon the execution of this Lease. The Security Deposit shall be held by Landlord, without liability for interest and without any requirement to maintain the same in a separate account, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rental or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to compensate Landlord for any Rental not paid when due or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit. Upon application of all or any part of the Security Deposit, Tenant must upon demand restore the Security Deposit to its original amount. No application of the Security Deposit by Landlord will be deemed to have cured Tenant's default. The Security Deposit will be released to Tenant within 30 days of the surrender of the Premises to Landlord subject to any deductions made by Landlord pursuant to the terms of this Lease.


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                                       17

                             Signature Page to Lease
                             (25 Sagamore Park Road)

EXECUTED as a sealed instrument as of the date first hereinabove stated.


                                          LANDLORD

                                          SPI-TRUST

                                          By: /s/ Roger G. Little
                                              -------------------------------
                                              Roger Little, Trustee,
                                              and not individually



                                          TENANT

                                          SPIRE CORPORATION

                                          By: /s/ Rodger W. LaFavre
                                              -------------------------------
                                              Name:  Rodger W. LaFavre
                                              Title: Chief Operating Officer

                                                                       EXHIBIT A
                                                                       ---------


                          LEGAL DESCRIPTION OF THE LAND
                          -----------------------------

                                                                       EXHIBIT B
                                                                       ---------


                                 LANDLORD'S WORK


Landlord shall complete the following work with respect to Building #2:
-----------------------------------------------------------------------

o Repair or replace those certain windows identified by Tenant as requiring repair or replacement and agreed to by Landlord.

o Perform such improvements and/or repairs to the concrete entrance and loading dock structures serving the building identified by Tenant as requiring improvements and/or repairs and agreed to by Landlord.

o At Landlord's option, replace the roof serving the building, provided however, if Landlord so elects to replace the roof, Tenant shall be responsible for the removal and re-installation of any special equipment, including all costs with respect to such removal and re-installation of such equipment.


Landlord shall complete the following work with respect to Building #1:
-----------------------------------------------------------------------

o Contract with a design firm to plan the demolition of all interior space within the building.

o Demolish such interior space as set forth in the plans developed by the design firm contracted by Landlord.

o Repair structural walls within the building and construct firewall and 3 interior walls with insulation in accordance with written proposals obtained by Tenant copies of which have been previously provided to Landlord (the "Proposals").

o Upgrade life safety, electrical systems, equipment and components serving the building to the extent necessary to bring same into compliance with all applicable building, health and safety codes to the extent provided in the Proposals.

o Repair existing plumbing to permit the use of the lavatory in Building #1 in compliance with all applicable building, health and safety codes in accordance with the Proposals.

     Landlord and Tenant acknowledge and agree that Landlord shall not be required to expend more than an amount deemed reasonable by the parties acting in good faith, in connection with the performance of the last three bullet points indentified with respect to Building #1 in light of the scope of work required. In the event the cost will exceed such reasonable amount, Landlord and Tenant shall cooperate in good faith to reduce the scope of work required to complete the foregoing items.

      With respect to Landlord's work as set forth in this EXHIBIT B, Landlord and Tenant shall reasonably cooperate in the planning, prioritization and implementation of such work and at all times, Tenant shall be consulted and given the opportunity, where reasonable, to approve the design and implementation of such work prior to Landlord's performance thereof. Tenant shall promptly respond to any requests for consultation or approval made by Landlord.

BOS 46,377,012V4